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                      SERVICE CORPORATION INTERNATIONAL
                              1929 ALLEN PARKWAY
                            HOUSTON, TX 77219-0548

                                                  August 8, 1997

The Loewen Group Inc.
4126 Norland Avenue
Burnaby, B.C.
V5G 3S8

Attn: Raymond L. Loewen

Dear Sirs:

     Re: Purchase and Sale of Shares of Arbor Memorial Services Inc.

     We are writing to confirm the agreement that we have concluded with you. All dollar amounts in this letter are references to Canadian dollars. To confirm, the particulars of the agreement are as follows:

Shares to be Purchased:         713,825 Class A Voting Shares (the "Class A
                                Shares") and 2,213,152 Class B Non-Voting
                                Shares (the "Class B Shares") of Arbor
                                Memorial Services Inc. ("Arbor") (the Class A
                                Shares and Class B Shares are herein referred to as the "Shares")

Purchase Price:                 $32.50 per Class A Share and $32.50 per Class
                                B Share for an aggregate purchase price of $95,126,752.50 (the "Purchase Price").

Closing: The transaction shall be completed three business days following the satisfaction of the COMPETITION ACT (Canada) condition described below (the "Closing Date") at which time Service Corporation International ("SCI") will cause its Canadian subsidiary, Service Corporation International (Canada) Limited ("SCIC"), to pay the Purchase Price to The Loewen Group Inc. (the "Seller") by certified cheque or bank draft against delivery of share certificates representing the Shares duly endorsed for transfer with signatures guaranteed by a Canadian chartered bank or trust company or a member firm of The Toronto Stock Exchange. The closing shall occur at the offices of Tory Tory DesLauriers & Binnington at 2:00 p.m. (Toronto time) on the Closing Date.


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Competition Act:                It is a condition precedent to the closing of
                                this transaction that the Director of
                                Investigation and Research appointed under the COMPETITION ACT (Canada) shall have issued an advance ruling certificate with respect to the transaction, or the applicable waiting period under Part IX of the COMPETITION ACT (Canada) shall have expired and the Director of Investigation and Research shall have issued a written opinion stating that he does not intend to make an application before the Competition Tribunal in respect of the transaction.

Representations and Warranties: The Seller hereby represents and warrants to
                                SCI that:

                                (a) it owns the Shares free and clear of all
                                    encumbrances and there are no rights of
                                    any third parties, contingent or
                                    otherwise, to acquire any of the Shares;

                                (b) the Seller has authority to enter into
                                    this agreement;

                                (c) the Shares are all of the Class A Shares
                                    and Class B Shares directly or indirectly owned by it and there are no other instruments or agreements which would permit the Seller to acquire any additional securities of Arbor; and

                                (d) it is not aware of any "material fact" or
                                    "material change" (as defined under the
                                    SECURITIES ACT (Ontario) in relation to
                                    Arbor which has not been generally
                                    disclosed to the public.

                                The Seller acknowledges that these
                                representations and warranties are being relied upon by SCI in its purchases, through SCIC, of the Shares for the purposes of, among other matters, ensuring its compliance with applicable securities laws and that such representations and warranties will survive the closing of this transaction of purchase and sale.

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Covenant of the Seller:         The Seller covenants that it will give
                                written notice of any acquisition of any Scanlon Shares by the Seller or any of its "affiliates" (as defined in the meaning of the SECURITIES ACT (Ontario)) which are acquired at any time during the 18 month period after the date hereof, including details regarding the Seller's acquisition cost of the Scanlon Shares. For this purpose, "Scanlon Shares" means any Class A Shares or Class B Shares owned, or over which control is exercised, directly or indirectly, as of the date of this agreement by Daniel J. Scanlon or members of his immediate family. Within a three business day period following such notice, SCI may elect to purchase all, but not less than all, of such shares (either directly or through a purchaser designated by
                                it) by providing written notice to the
                                Seller. If SCI elects to purchase such shares they are to be sold by the Seller at a price equal to the Seller's cost (or the Seller's affiliate's cost, as the case may be) of the Scanlon Shares so acquired.

     This offer remains open for acceptance until 11:59 p.m., Sunday, August 10, 1997. In order to confirm your agreement with the contents of this letter, please sign and return the enclosed duplicate copy of this letter to us.

                                       SERVICE CORPORATION INTERNATIONAL

                                       By: /s/ GREGORY L. CAUTHEN
                                          ------------------------------------
                                          Name: Gregory L. Cauthen
                                          Title: Vice President/Treasurer

The Loewen Group Inc. hereby agrees to the terms of this letter agreement dated August 8, 1997.

THE LOEWEN GROUP INC.

By: /s/ F. ANDREW SCOTT
    -------------------------------
    Name: F. Andrew Scott
    Title: Vice President, Finance and Investment Management